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                                 EXHIBIT 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation in this Form 10-K of our report dated January 28, 1999 included in the Pendaries Petroleum Ltd. annual consolidated financial statements for the year ended December 31, 1999 included in this Form 10-K.

                              /s/ Arthur Andersen LLP

                              ARTHUR ANDERSEN LLP


Houston, Texas
March 6, 2000